                                                                    Exhibit 99.1


Investors and Shareholders:                        Media and Industry Analysts:
--------------------------                         ---------------------------
Alan Lindstrom                                     Jenny Gispen-Schultz
Cadence Design Systems, Inc.                       Cadence Design Systems, Inc.
408-944-7100                                       408-944-7280
investor_relations@cadence.com                     jennyg@cadence.com


                      CADENCE REPORTS FIRST QUARTER RESULTS

      SAN JOSE, Calif. -- April 15, 2003 -- Cadence Design Systems, Inc. (NYSE:
CDN) today announced total revenue for the first quarter of 2003 of $256 million, with subscriptions licenses approximately 82 percent of software product bookings. Pro forma diluted earnings per share were $0.04.

      Including amortization of acquired intangibles and deferred stock compensation, and write-offs of acquired in-process technology, on a GAAP basis the quarter's results were a loss per share of $0.07. A reconciliation of GAAP to pro forma earnings is included with this press release.

      "We executed against our targets in one of the toughest business climates on record and within the guidance we presented last quarter," said Ray Bingham, Cadence president and chief executive officer. "We will continue to execute with the financial discipline needed to respond to market dynamics when the market improves."

BUSINESS HIGHLIGHTS

      The company continued to see adoption of the Cadence Encounter platform for digital IC design and early market acceptance of the Cadence Incisive(TM) verification platform, both of which are targeted at customers' most pressing technical needs. As a result of sales of the Incisive verification platform, Cadence also saw record sales of its emulation products.

      "Our platform approach and our solutions, which address both digital and analog design, are enabling us to take share," said Bingham. "We delivered our new Incisive verification platform to early market success, and we continue to grow and acquire technologies that will give customers a clear path beyond legacy tools. Ours is the most complete technology design portfolio in the world, and now it's the most advanced as well."

      The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations that may be completed after March 31, 2003.

BUSINESS OUTLOOK

      Subscriptions are expected to make up 80 to 90 percent of software product bookings for the year.

      For Q2, the company expects total revenue in the range of $265 to $275 and 65-70 percent of software product revenue from ratable backlog. Pro forma EPS is expected to be in the range of 9 to 10 cents, with GAAP EPS in the range of 0 to 1 cent.

      For the full year 2003, Pro forma EPS is expected to be in the range of 50 to 55 cents. GAAP EPS is expected to be in the range of 12 to 17 cents.

      A schedule showing a reconciliation of the business outlook for GAAP to pro forma EPS is included with this release.

AUDIO WEBCAST SCHEDULED

      Cadence Design Systems, Inc.'s Ray Bingham, chief executive officer, and Bill Porter, chief financial officer, will host a first-quarter Financial Results Audio webcast today, April 15, 2003, at 1:45 p.m. (Pacific) / 4:45 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 15 at 5:00 p.m. Pacific time and ending at 5:00 p.m. on April 22. Webcast access is available at HTTP://WWW.CADENCE.COM/COMPANY/INVESTOR_RELATIONS

ABOUT CADENCE

      Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics-based products. With approximately 5200 employees and 2002 revenues of approximately $1.3 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

Cadence and the Cadence logo are registered trademarks, and Incisive is a trademark of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding the company's first-quarter 2003 results, those contained in the Business Outlook section above and the statements by Ray Bingham are forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Cadence, including, among others:

      Cadence's ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; recent economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries; and the acquisition of other companies or the failure to successfully integrate them.

For a detailed discussion of these and other cautionary statements, please refer to the company's filings with the Securities and Exchange Commission. These include the company's Annual Report on Form 10-K for the year ended December 28, 2002.

In the calculation of the company's pro forma earnings, Cadence excludes certain items such as amortization of acquired intangibles, amortization of deferred stock compensation and write-off of in-process R&D from acquisitions. Also excluded are non-operating and non-recurring items such as unusual items and restructure expenses/asset impairments. Cadence believes that excluding amortization of acquired intangibles and deferred stock compensation, write-offs of acquired in process technology and unusual items provides investors with a representation of the Company's core performance, and a pro forma base line for assessing the future earnings potential of the company.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site (www.cadence.com/company/investor_relations/index.html). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Business Outlook herein as still being Cadence's current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning June 16, 2003, Cadence will observe a "Quiet Period" during which the Business Outlook as provided in this press release and the company's most recent quarterly report on Form 10-Q no longer constitute the company's current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment concerning the outlook or Cadence's financial results or expectations. The Quiet Period will extend until the day when Cadence's next quarterly Earnings Release is published, currently scheduled for July 15, 2003.

                                      # # #

                          CADENCE DESIGN SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      MARCH 29, 2003 AND DECEMBER 28, 2002
                                   (IN $000'S)

                                                     MARCH 29, 2003    DECEMBER 28, 2002
                                                     --------------    -----------------
                                                       (UNAUDITED)
Current Assets:
     Cash and cash equivalents                         $  239,395         $  371,327
     Short-term investments                                21,853             24,286
     Receivables, net                                     297,570            313,968
     Inventories                                            8,760              9,614
     Prepaid expenses and other                            41,360             39,448
                                                       ----------         ----------
        Total current assets                              608,938            758,643

Property, plant and equipment, net                        425,983            434,491
Acquired intangibles, net                                 921,019            883,339
Installment contract receivables, net                     105,333            113,185
Other assets                                              231,512            248,603
                                                       ----------         ----------
Total Assets                                           $2,292,785         $2,438,261
                                                       ==========         ==========

Current Liabilities:
     Current portion of capital lease obligations      $    1,451         $    1,609
     Accounts payable and accrued liabilities             237,302            297,399
     Deferred revenue                                     208,729            212,882
                                                       ----------         ----------
        Total current liabilities                         447,482            511,890
                                                       ----------         ----------

Long-term Liabilities:
     Long-term debt and capital lease obligations          10,223             52,659
     Other long-term liabilities                          230,874            214,407
                                                       ----------         ----------
        Total long-term liabilities                       241,097            267,066
                                                       ----------         ----------

Stockholders' equity                                    1,604,206          1,659,305
                                                       ----------         ----------
Total Liabilities and Stockholders' Equity             $2,292,785         $2,438,261
                                                       ==========         ==========

                          CADENCE DESIGN SYSTEMS, INC.
                 Condensed Consolidated Statements of Operations
            For the Quarters Ended March 29, 2003 and March 30, 2002
                      (In $000's, except per share amounts)
                                   (Unaudited)

                                                                                QUARTERS ENDED
                                                                       ---------------------------------
                                                                       March 29, 2003     March 30, 2002
                                                                       --------------     --------------
Revenue
     Product                                                               $ 141,282       $ 219,049
     Services                                                                 32,388          43,266
     Maintenance                                                              82,206          82,399
                                                                           ---------       ---------
        Total revenue                                                        255,876         344,714
                                                                           ---------       ---------
Costs and Expenses
     Cost of product                                                           8,211          18,100
     Cost of services                                                         23,627          32,766
     Cost of maintenance                                                      15,075          16,428
     Marketing and sales                                                      83,615          96,781
     Research and development                                                 85,122          78,190
     General and administrative                                               26,677          37,530
     Amortization of acquired intangibles                                     25,286          18,649
     Amortization of deferred stock compensation                               9,620           3,493
     Restructuring and other charges                                              --          17,708
     Write-off of acquired in-process technology                               1,700              --
                                                                           ---------       ---------
        Total costs and expenses                                             278,933         319,645
                                                                           ---------       ---------
            Income (loss) from operations                                    (23,057)         25,069
     Other income, net                                                           234           5,003
                                                                           ---------       ---------
            Income (loss) before provision (benefit) for income taxes        (22,823)         30,072
     Provision (benefit) for income taxes                                     (3,707)          8,727
                                                                           ---------       ---------
            Net income (loss)                                              $ (19,116)      $  21,345
                                                                           =========       =========
Basic net income (loss) per share                                          $   (0.07)      $    0.09
                                                                           =========       =========
Diluted net income (loss) per share                                        $   (0.07)      $    0.08
                                                                           =========       =========
Weighted average common shares outstanding                                   268,358         249,720
                                                                           =========       =========
Weighted average common and potential common shares
     outstanding - assuming dilution                                         268,358         260,871
                                                                           =========       =========


Supplemental diluted earnings per share before
     amortization of acquired intangibles, amortization of deferred stock compensation, restructuring and other charges and
     write-off of acquired in-process technology                           $    0.04       $    0.23
                                                                           =========       =========

CADENCE DESIGN SYSTEMS, INC.

2000-2003 REVENUE DETAIL BY PRODUCT GROUP ($ MILLIONS)

                                           2000                                       2001
                          ---------------------------------------   ---------------------------------------
                           Q1      Q2      Q3      Q4      YEAR      Q1      Q2      Q3      Q4      YEAR
                          -----   -----   -----   -----   -------   -----   -----   -----   -----   -------
Product Revenue:
   IC Implementation       34.3    45.6    62.8    98.7     241.5    96.3    96.3   135.6   117.3     445.5
   IP Creation             58.7    71.4    74.8    89.6     294.6    64.9    71.0    63.7    93.3     292.9
   PSD                     12.5    23.4    27.7    27.8      91.4    20.1    22.9    18.1    31.1      92.2
                          -----   -----   -----   -----   -------   -----   -----   -----   -----   -------
Total Product Revenue     105.5   140.4   165.3   216.2     627.4   181.3   190.2   217.4   241.7     830.5

Services                   75.8    80.2    87.3    92.7     336.0    80.0    73.8    58.0    51.5     263.4

Maintenance                76.1    78.1    79.8    82.1     316.2    83.4    83.6    84.6    85.0     336.6

TOTAL REVENUE             257.5   298.7   332.5   390.9   1,279.6   344.7   347.6   360.0   378.2   1,430.4


                                           2002                     2003
                          ---------------------------------------   -----
                           Q1      Q2      Q3      Q4      YEAR      Q1
                          -----   -----   -----   -----   -------   -----
Product Revenue:
   IC Implementation      122.6   137.8   122.4    91.3     474.2    77.6
   IP Creation             73.8    71.0    68.0    47.8     260.5    54.2
   PSD                     22.7    17.2    19.9    17.4      77.2     9.5
                          -----   -----   -----   -----   -------   -----
Total Product Revenue     219.0   226.1   210.3   156.5     811.9   141.3

Services                   43.3    37.0    34.0    35.5     149.8    32.4

Maintenance                82.4    81.7    83.0    84.3     331.3    82.2

TOTAL REVENUE             344.7   344.8   327.2   276.3   1,293.1   255.9


2000-2003 REVENUE DETAIL BY GEOGRAPHY ($ MILLIONS)

                                    2000                                     2001
                  ---------------------------------------   ---------------------------------------
                   Q1      Q2      Q3      Q4      YEAR      Q1      Q2      Q3      Q4       YEAR
                  -----   -----   -----   -----   -------   -----   -----   -----   -----   -------
North America     157.3   169.7   205.0   223.0     755.0   217.0   201.2   178.8   224.1     821.0
Europe             50.3    71.6    67.8    76.9     266.5    59.6    85.6   118.3    70.1     333.6
Japan              39.1    44.1    38.0    74.5     195.6    48.9    43.5    30.1    58.8     181.3
Asia               10.7    13.4    21.7    16.6      62.4    19.1    17.4    32.9    25.2      94.5


TOTAL REVENUE     257.5   298.7   332.5   390.9   1,279.6   344.7   347.6   360.0   378.2   1,430.4


                                    2002                     2003
                  ---------------------------------------   -----
                   Q1      Q2      Q3      Q4       YEAR     Q1
                  -----   -----   -----   -----   -------   -----
North America     204.5   185.7   193.6   160.7     744.4   135.5
Europe             56.6    95.9    61.1    44.3     257.9    44.7
Japan              61.6    36.5    47.1    43.5     188.7    53.4
Asia               22.0    26.7    25.5    27.8     102.0    22.2


TOTAL REVENUE     344.7   344.8   327.2   276.3   1,293.1   255.9

                          CADENCE DESIGN SYSTEMS, INC.
            Pro Forma Condensed Consolidated Statements of Operations
          Impact of Pro Forma Adjustments on Reported Net Income (Loss)
            For the Quarters Ended March 29, 2003 and March 30, 2002
                     (In $000's, except per share amounts)
                                   (Unaudited)


                                                                QUARTER ENDED                            QUARTER ENDED
                                                                March 29, 2003                           March 30, 2002
                                                   ---------------------------------------   -------------------------------------
                                                   AS REPORTED    ADJUSTMENTS    PRO FORMA   AS REPORTED   ADJUSTMENTS   PRO FORMA
                                                   -----------    -----------    ---------   -----------   -----------   ---------
Revenue
     Product                                       $   141,282    $     --       $ 141,282   $   219,049   $     --      $ 219,049
     Services                                           32,388          --          32,388        43,266         --         43,266
     Maintenance                                        82,206          --          82,206        82,399         --         82,399
                                                   -----------    --------       ---------   -----------   --------      ---------
        Total revenue                                  255,876          --         255,876       344,714         --        344,714
                                                   -----------    --------       ---------   -----------   --------      ---------
Costs and Expenses
     Cost of product                                     8,211          --           8,211        18,100         --         18,100
     Cost of services                                   23,627          --          23,627        32,766         --         32,766
     Cost of maintenance                                15,075          --          15,075        16,428         --         16,428
     Marketing and sales                                83,615          --          83,615        96,781         --         96,781
     Research and development                           85,122          --          85,122        78,190         --         78,190
     General and administrative                         26,677          --          26,677        37,530    (11,100)(E)     26,430
     Amortization of acquired intangibles               25,286     (25,286)(A)           -        18,649    (18,649)(A)          -
     Amortization of deferred stock compensation         9,620      (9,620)(B)           -         3,493     (3,493)(B)          -
     Restructuring and other charges                        --          --               -        17,708    (17,708)(D)          -
     Write-off of acquired in-process technology         1,700      (1,700)(C)           -            --         --              -
                                                   -----------    --------       ---------   -----------   --------      ---------
        Total costs and expenses                       278,933     (36,606)        242,327       319,645    (50,950)       268,695
                                                   -----------    --------       ---------   -----------   --------      ---------
            Income (loss) from operations              (23,057)     36,606          13,549        25,069     50,950         76,019
     Other income, net                                     234          --             234         5,003         --          5,003
                                                   -----------    --------       ---------   -----------   --------      ---------
            Income (loss) before provision
              (benefit) for income taxes               (22,823)     36,606          13,783        30,072     50,950         81,022
     Provision (benefit) for income taxes               (3,707)      7,291           3,584         8,727     12,339         21,066
                                                   -----------    --------       ---------   -----------   --------      ---------
            Net Income (loss)                      $   (19,116)   $ 29,315       $  10,199   $    21,345   $ 38,611      $  59,956
                                                   ===========    ========       =========   ===========   ========      =========
Basic net income (loss) per share                  $     (0.07)                  $    0.04   $      0.09                 $    0.24
                                                   ===========                   =========   ===========                 =========
Diluted net income (loss) per share                $     (0.07)                  $    0.04   $      0.08                 $    0.23
                                                   ===========                   =========   ===========                 =========
Weighted average common shares outstanding             268,358                     268,358       249,720                   249,720
                                                   ===========                   =========   ===========                 =========
Weighted average common and potential common
     shares outstanding - assuming dilution            268,358                     271,910       260,871                   260,871
                                                   ===========                   =========   ===========                 =========


Notes:

(A) Non-cash amortization of acquired intangibles
(B) Non-cash amortization of deferred stock compensation
(C) Write-off of acquired in-process technology
(D) Restructuring and other charges
(E) Non-recurring legal costs

                          CADENCE DESIGN SYSTEMS, INC.
                              As of April 15, 2003
 IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME PER SHARE
                    (IN $000,000'S, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                               QUARTER ENDED         YEAR ENDED
                                                               June 28, 2003       January 3, 2004
                                                             -----------------    ----------------
GAAP diluted net income per share*                            $0.00 to $0.01      $0.12 to $0.17
       Amortization of acquired intangibles                        0.03                0.15
       Amortization of deferred stock compensation                 0.09                0.35
       Income tax effect of reconciling items                     (0.03)              (0.12)
                                                             -----------------    ----------------
Pro Forma diluted net income per share                        $0.09 to $0.10      $0.50 to $0.55
                                                             =================    ================

* Excludes impact of Get2Chip acquisition on amortization of intangibles and in-process R&D charges as these were not known as of the reporting date.